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                  REPORT AND CONSENT OF INDEPENDENT AUDITORS'


The Board of Directors
Laser Photonics, Inc. and subsidiaries

     The audits referred to in our report dated April 8, 1999 included the related financial statement schedule as of December 31, 1998 and for each of the years in the three-year period ended December 31, 1998 included in the Registration Statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

     We consent to the use of our reports included herein and elsewhere in the registration statement and to the reference to our firm under the heading "Experts" in the Prospectus.


                                       /s/ HEIN & ASSOCIATES LLP

                                       HEIN & ASSOCIATES LLP

Orange, California
February 11, 2000